On2 Technologies Announces Third Quarter 2009 Financial Results

Clifton Park, NY (October 29, 2009) - On2 Technologies, Inc. (NYSE Amex: ONT), a leader in video compression solutions, today announced quarterly results for the period ending September 30, 2009. Revenue in the third quarter of 2009 was $5.3 million, an increase of 6% from the third quarter of 2008, and an increase of 5% from the prior quarter. On a GAAP basis, third quarter net loss was ($1.6) million, or ($0.01) per share, compared to a net loss of ($29.1) million, or ($0.17), in the third quarter of 2008. Net loss in the third quarter of 2009 includes $2.0 million in costs associated with the previously announced merger agreement with Google Inc. and $146,000 in restructuring expenses.  Net loss in the third quarter of 2008 includes $26.2 million in non-cash asset impairment charges.

Matt Frost, Chief Operating Officer and interim Chief Executive Officer of On2 Technologies said, "We delivered a solid third quarter with revenue growth again driven largely by a strong performance for Hantro™ products from our On2 Finland operation.  While we are pleased with our third quarter performance, we recognize that our revenue is still subject to quarter-to-quarter variability.  For instance, in the third quarter, we closed a $1.4 million Hantro licensing transaction with a top 5 semiconductor company that had been in our pipeline for several quarters.  Deals of that magnitude, which unfortunately do not arise every quarter, have a significant effect on quarterly revenue.”

“We believe the macro environment has created pent-up demand in the semiconductor industry, which has benefited our On2 Finland operation and may contribute to the period-to-period variability.   The announcement of the proposed acquisition of On2 by Google also appears to have had a modest positive impact on sales in the third quarter.”

 “We remain excited about our proposed merger with Google, but are continuing to manage the company in a business-as-usual manner as we await our shareholder vote on the deal.  While we are still in the process of finalizing the definitive Proxy Statement/Prospectus to be mailed to On2 stockholders prior to the On2 special meeting, we continue to anticipate completing our proposed merger with Google during the fourth quarter of 2009, subject to stockholder approval and satisfaction of other closing conditions.”

Third Quarter Business Highlights

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Royalties were $750,000 in the third quarter, a decrease of 22% year-over-year and 36% sequentially. Royalties represented 14% of revenue in the quarter, compared with 19% of revenue in the third quarter of 2008 and 24% of revenue in the second quarter of 2009.

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In the third quarter of 2009, On2 added 31 new customers, excluding online sales, with 14 transactions in the quarter that contributed over $50,000 each to revenue. While the number of new customers decreased from 57 a year ago and 40 in the prior quarter, the number of transactions over $50,000 increased from 9 a year ago and 13 in the prior quarter.

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In September, On2 announced that videantis, a provider of programmable video engines, licensed VP6® video decoder source code from On2 for implementation in the videantis v-MPx programmable processor platform.

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Since the end of the third quarter, in October, On2 announced the release of the Hantro 9190 Multi-format Hardware Decoder.  The 9190 is the tenth generation of the Hantro line of decoders, and supports video playback up to full HD (1080p) resolution at 60 frames per second (fps) in multiple formats, including On2 VP6 for Adobe® Flash Player and Sun JavaFX®, DivX® 3, 4, 5, 6, H.264, H.263, Sorenson® Spark, MPEG-1, MPEG-2, MPEG-4, VC-1/WMV9 and RealVideo® 8, 9 & 10, as well as up to 66 megapixel JPEG still images.

On2 will not host a conference call in connection with the announcement of its third quarter results in light of the proposed merger with Google.

About On2

On2 (NYSE Amex: ONT) creates advanced video compression technologies that power the video in today's leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 is also an industry leader in server-based video transcoding software. The On2 VP6 video format provides web and HD-quality video for leading sites such as Hulu, Vimeo, Yahoo! Video, Dailymotion, CCTV.com, 56.com, Tudou.com and Eurosport.com. On2 Technologies is headquartered in Clifton Park, NY USA. For more information, visit www.on2.com.

All trademarks mentioned in this document are the property of their respective owners.

Forward-Looking and Cautionary Statements

Except for historical information and discussions contained herein, certain statements included in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual outcomes and/or our financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe,” "expect," "will," "anticipate," 'should," "plans" and other words of similar meaning. Such statements include, but are not limited to, our statements regarding the macroeconomic environment, that revenue is still subject to quarter-to-quarter variability and that we continue to anticipate completing our proposed merger with Google during the fourth quarter of 2009. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company's expectation. Risks and uncertainties include, among others: the risk that the conditions to merger set forth in the agreement and plan of merger will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; uncertainties as to whether holders of On2 common stock will approve the merger proposal at the On2 special meeting; changes in On2’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in On2’s and Google’s filings with the SEC, including the Proxy Statement/Prospectus, and subsequent SEC filings.

Additional information concerning risk factors is contained from time to time in the Company's SEC filings. The Company expressly disclaims any obligation to update the information contained in this release.

Additional Information and Where to Find It

Google has filed a Registration Statement with the SEC in connection with the proposed merger, which includes a preliminary Proxy Statement of On2 and also constitutes a Prospectus of Google. The definitive Proxy Statement/Prospectus will be mailed to On2 stockholders prior to the On2 special meeting. The Registration Statement and the Proxy Statement/Prospectus contain important information about Google, On2, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus (including all amendments and supplements to it) carefully. Investors and security holders may also obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders can obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Participants in the Solicitation

Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement/Prospectus for the proposed merger also provides additional information about participants in the solicitation of proxies from On2 stockholders, which participants' interests may differ from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information below.

Investor Contact:
Garo Toomajanian
ICR, LLC
invest@on2.com
phone: + 518 881 4299

On2 Technologies, Inc.
Condensed Consolidated Balance Sheets

ASSETS	September 30, 2009	December 31, 2008
	(unaudited)
Current assets:
Cash and cash equivalents	$2,070,000	$4,157,000
Short-term investments	131,000	132,000
Accounts receivable	4,254,000	2,730,000
Prepaid expenses and other current assets	323,000	439,000

Total current assets	6,778,000	7,458,000

Intangible assets, net	16,179,000	16,587,000
Property and equipment, net	952,000	1,401,000
Other assets	382,000	430,000

Total assets	$24,291,000	$25,876,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$6,319,000	$5,720,000
Accrued restructuring expenses	898,000	-
Deferred revenue	2,422,000	2,133,000
Short-term borrowings	256,000	63,000
Note payable	508,000	-
Current portion of long-term debt	177,000	1,148,000
Capital lease obligation	263,000	260,000

Total current liabilities	10,843,000	9,324,000

Capital lease obligation, excluding current portion	253,000	432,000
Long-term debt	1,967,000	1,802,000
Warrant derivative liability	153,000	-
Total liabilities	13,216,000	11,558,000

Commitments and contingencies	-	-

Total stockholders' equity	11,075,000	14,318,000

Total liabilities and stockholders’ equity	$24,291,000	$25,876,000

On2 Technologies, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Revenue	$5,259,000	$4,971,000	$14,271,000	$12,688,000

Operating expenses:
Cost of revenue (1)	561,000	940,000	1,579,000	3,564,000
Research and development (2)	1,560,000	2,848,000	5,445,000	8,665,000
Sales and marketing (2)	841,000	2,018,000	2,743,000	5,782,000
General and administrative (2)	1,380,000	1,946,000	5,002,000	8,640,000
Asset impairments	-	26,245,000	-	26,245,000
Restructuring expense	146,000	-	1,178,000	-
Costs associated with proposed merger	1,989,000	-	2,409,000	-
Litigation settlement costs	-	-	523,000	-
Equity-based compensation:
Research and development	167,000	101,000	478,000	325,000
Sales and marketing	77,000	35,000	196,000	147,000
General and administrative	190,000	257,000	616,000	728,000

Total operating expenses	6,911,000	34,390,000	20,169,000	54,096,000

Income (loss) from operations	(1,652,000)	(29,419,000)	(5,898,000)	(41,408,000)

Interest and other (expense) income, net	65,000	304,000	430,000	-
Gain from forgiveness of debt	-	-	669,000	379,000

Loss before provision for income taxes	(1,587,000)	(29,115,000)	(4,799,000)	(41,029,000)

Provision for income taxes	-	-	-	-

Net loss	$(1,587,000)	$(29,115,000)	$(4,799,000)	$(41,029,000)

Convertible preferred stock 8% dividend	-	-	-	-

Net loss attributable to common stockholders	$(1,587,000)	$(29,115,000)	$(4,799,000)	$(41,029,000)

Basic and diluted net loss per common share	$(0.01)	$(0.17)	$(0.03)	$(0.24)

Weighted average basic and diluted
common shares outstanding	175,960,000	171,613,000	174,952,000	171,028,000

(1) Includes equity-based compensation of $78,000 and $53,000 for the three months ended September 30, 2009 and 2008, respectively
(1) Includes equity-based compensation of $208,000 and $215,000 for the nine months ended September 30, 2009 and 2008, respectively
(2) Excludes equity-based compensation, which is presented separately